Press Release May 7, 2020

HollyFrontier Corporation Reports Quarterly Results

•
Reported net loss attributable to HollyFrontier stockholders of $(304.6) million, or $(1.88) per diluted share, and adjusted net income of $86.5 million, or $0.53 per diluted share, for the first quarter

•	Reported EBITDA of $(307.6) million and adjusted EBITDA of $268.8 million for the first quarter

•	Returned $57.2 million to shareholders through dividends in the first quarter

Dallas, Texas, May 7, 2020 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net loss attributable to HollyFrontier stockholders of $(304.6) million, or $(1.88) per diluted share, for the quarter ended March 31, 2020, compared to net income of $253.1 million, or $1.47 per diluted share, for the quarter ended March 31, 2019.

The first quarter results reflect special items that collectively decreased net income by a total of $391.1 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $560.5 million, Sonneborn integration and regulatory costs of $1.3 million and HollyFrontier's pro-rata share of Holly Energy Partners, L.P.'s (“HEP”) loss on early extinguishment of debt of $14.7 million. Excluding these items, net income for the current quarter was $86.5 million ($0.53 per diluted share) compared to $93.2 million ($0.54 per diluted share) for the first quarter of 2019, which excludes certain items that collectively increased net income by $159.9 million for the three months ended March 31, 2019.

HollyFrontier’s President & CEO, Michael Jennings, commented, “HollyFrontier delivered strong financial results in the first quarter driven by healthy margins in our refining and finished lubricants businesses. As we continue to navigate the COVID-19 pandemic, our top priority remains the health and safety of our employees, communities and contractors. We are committed to delivering safe and reliable operations during this challenging environment. We believe our disciplined approach to capital allocation, led by our strong balance sheet and liquidity position, will help position HollyFrontier for long term success.”

The Refining segment reported adjusted EBITDA of $175.9 million compared to $193.4 million for the first quarter of 2019. This decrease was primarily driven by lower product margins and higher laid-in crude costs which resulted in a consolidated refinery gross margin of $11.32 per produced barrel, a 11% decrease compared to $12.74 for the first quarter of 2019. Crude oil charge averaged 436,360 barrels per day (“BPD”) for the current quarter compared to 400,430 BPD for the first quarter 2019.

Our Lubricants and Specialty Products segment reported EBITDA of $32.3 million, compared to $11.2 million in the first quarter 2019. Rack Forward EBITDA was $76.7 million, compared to $43.6 million in the prior year.

HEP reported EBITDA of $64.4 million for the first quarter 2020 compared to $93.5 million in the first quarter of 2019. The first quarter of 2020 includes a non-recurring loss on early extinguishment of debt of $25.9 million related to its previously outstanding 6% senior notes due 2024.

For the first quarter of 2020, net cash provided by operations totaled $190.1 million. During the period, we declared and paid a dividend of $0.35 per share to shareholders totaling $57.2 million. At March 31, 2020, our cash and cash equivalents totaled $909.1 million, a $23.9 million increase over cash and cash equivalents of $885.2 million at December 31, 2019. Additionally, our consolidated debt was $2,496.0 million. Our debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $993.9 million at March 31, 2020.

The COVID-19 pandemic caused a decline in U.S. and global economic activities during the first quarter of 2020. As a result, the demand for, and the resulting price we receive for, the sale of our products, including gasoline, jet fuel, lubricants and other products, has decreased during the last weeks of the first quarter of 2020. We expect the lower product prices and lower demand to continue into the second quarter of 2020. Additional detail regarding the impact of COVID-19 on HollyFrontier will be provided in our Form 10-Q for the quarter ended March 31, 2020.

The Company has scheduled a webcast conference call for today, May 7, 2020, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.on24.com/wcc/r/2160316/88180B2DF06B6F373740F836B942A13F. An audio archive of this webcast will be available using the above noted link through May 21, 2020.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the extraordinary market environment and effects of the COVID-19 pandemic, including the continuation of a material decline in demand for refined petroleum products in markets the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; effects of governmental and environmental regulations and policies, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out and consummating construction projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; further deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2019
	2020	2019	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,400,545	$3,897,247	$(496,702)	(13)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,693,726	3,199,205	(505,479)	(16)
Lower of cost or market inventory valuation adjustment	560,464	(232,346)	792,810	(341)
	3,254,190	2,966,859	287,331	10
Operating expenses	328,345	331,592	(3,247)	(1)
Selling, general and administrative expenses	87,737	88,034	(297)	—
Depreciation and amortization	140,575	121,421	19,154	16
Total operating costs and expenses	3,810,847	3,507,906	302,941	9
Income (loss) from operations	(410,302)	389,341	(799,643)	(205)

Other income (expense):
Earnings of equity method investments	1,714	2,100	(386)	(18)
Interest income	4,073	6,375	(2,302)	(36)
Interest expense	(22,639)	(36,647)	14,008	(38)
Loss on early extinguishment of debt	(25,915)	—	(25,915)	—
Gain (loss) on foreign currency transactions	(4,233)	2,265	(6,498)	(287)
Other, net	1,850	557	1,293	232
	(45,150)	(25,350)	(19,800)	78
Income (loss) before income taxes	(455,452)	363,991	(819,443)	(225)
Income tax expense (benefit)	(162,166)	87,505	(249,671)	(285)
Net income (loss)	(293,286)	276,486	(569,772)	(206)
Less net income attributable to noncontrolling interest	11,337	23,431	(12,094)	(52)
Net income (loss) attributable to HollyFrontier stockholders	$(304,623)	$253,055	$(557,678)	(220)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(1.88)	$1.48	$(3.36)	(227)%
Diluted	$(1.88)	$1.47	$(3.35)	(228)%
Cash dividends declared per common share	$0.35	$0.33	$0.02	6%
Average number of common shares outstanding:
Basic	161,873	170,851	(8,978)	(5)%
Diluted	161,873	172,239	(10,366)	(6)%
EBITDA	$(307,648)	$492,253	$(799,901)	(162)%
Adjusted EBITDA	$268,769	$281,797	$(13,028)	(5)%

Balance Sheet Data

	March 31,	December 31,
	2020	2019
	(In thousands)
Cash and cash equivalents	$909,126	$885,162
Working capital	$1,200,258	$1,620,261
Total assets	$11,221,794	$12,164,841
Long-term debt	$2,496,006	$2,455,640
Total equity	$6,110,478	$6,509,426

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2020
Sales and other revenues:
Revenues from external customers	$2,850,620	$523,499	$26,426	$—	$3,400,545
Intersegment revenues	84,246	3,104	101,428	(188,778)	—
	$2,934,866	$526,603	$127,854	$(188,778)	$3,400,545
Cost of products sold (exclusive of lower of cost or market inventory)	$2,468,751	$391,380	$—	$(166,405)	$2,693,726
Lower of cost or market inventory valuation adjustment	$560,464	$—	$—	$—	$560,464
Operating expenses	$259,174	$54,131	$34,981	$(19,941)	$328,345
Selling, general and administrative expenses	$31,000	$48,962	$2,702	$5,073	$87,737
Depreciation and amortization	$90,179	$22,049	$23,978	$4,369	$140,575
Income (loss) from operations	$(474,702)	$10,081	$66,193	$(11,874)	$(410,302)
Income (loss) before interest and income taxes	$(474,702)	$10,290	$42,498	$(14,972)	$(436,886)
Net income attributable to noncontrolling interest	$—	$—	$1,216	$10,121	$11,337
Earnings of equity method investments	$—	$—	$1,714	$—	$1,714
Capital expenditures	$53,014	$9,081	$18,942	$2,712	$83,749

Three Months Ended March 31, 2019
Sales and other revenues:
Revenues from external customers	$3,372,666	$493,334	$31,138	$109	$3,897,247
Intersegment revenues	74,744	—	103,359	(178,103)	—
	$3,447,410	$493,334	$134,497	$(177,994)	$3,897,247
Cost of products sold (exclusive of lower of cost or market inventory)	$2,962,540	$389,017	$—	$(152,352)	$3,199,205
Lower of cost or market inventory valuation adjustment	$(232,346)	$—	$—	$—	$(232,346)
Operating expenses	$264,497	$53,559	$37,513	$(23,977)	$331,592
Selling, general and administrative expenses	$26,977	$39,719	$2,620	$18,718	$88,034
Depreciation and amortization	$74,415	$20,171	$23,830	$3,005	$121,421
Income (loss) from operations	$351,327	$(9,132)	$70,534	$(23,388)	$389,341
Income (loss) before interest and income taxes	$351,327	$(8,995)	$72,325	$(20,394)	$394,263
Net income attributable to noncontrolling interest	$—	$—	$1,832	$21,599	$23,431
Earnings of equity method investments	$—	$—	$2,100	$—	$2,100
Capital expenditures	$41,762	$7,860	$10,718	$3,395	$63,735

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
March 31, 2020
Cash and cash equivalents	$—	$164,317	$19,282	$725,527	$909,126
Total assets	$6,326,831	$2,123,451	$2,195,442	$576,070	$11,221,794
Long-term debt	$—	$—	$1,502,154	$993,852	$2,496,006

December 31, 2019
Cash and cash equivalents	$9,755	$169,277	$13,287	$692,843	$885,162
Total assets	$7,189,094	$2,223,418	$2,205,437	$546,892	$12,164,841
Long-term debt	$—	$—	$1,462,031	$993,609	$2,455,640

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2020	2019
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	252,380	213,180
Refinery throughput (BPD) (2)	270,920	230,050
Sales of produced refined products (BPD) (3)	259,240	217,600
Refinery utilization (4)	97.1%	82.0%

Average per produced barrel (5)
Refinery gross margin	$9.54	$11.14
Refinery operating expenses (6)	5.30	6.66
Net operating margin	$4.24	$4.48

Refinery operating expenses per throughput barrel (7)	$5.07	$6.30

Feedstocks:
Sweet crude oil	52%	50%
Sour crude oil	22%	26%
Heavy sour crude oil	19%	17%
Other feedstocks and blends	7%	7%
Total	100%	100%

Sales of produced refined products:
Gasolines	51%	53%
Diesel fuels	32%	28%
Jet fuels	7%	9%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	4%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2020	2019
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	106,810	106,030
Refinery throughput (BPD) (2)	117,440	116,220
Sales of produced refined products (BPD) (3)	113,590	123,390
Refinery utilization (4)	106.8%	106.0%

Average per produced barrel (5)
Refinery gross margin	$12.63	$15.95
Refinery operating expenses (6)	5.28	4.94
Net operating margin	$7.35	$11.01

Refinery operating expenses per throughput barrel (7)	$5.10	$5.24

Feedstocks:
Sweet crude oil	23%	16%
Sour crude oil	68%	75%
Other feedstocks and blends	9%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	54%	54%
Diesel fuels	38%	37%
Fuel oil	2%	3%
Asphalt	3%	3%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	77,170	81,220
Refinery throughput (BPD) (2)	83,200	87,450
Sales of produced refined products (BPD) (3)	79,460	82,040
Refinery utilization (4)	79.6%	83.7%

Average per produced barrel (5)
Refinery gross margin	$15.27	$12.14
Refinery operating expenses (6)	11.01	10.73
Net operating margin	$4.26	$1.41

Refinery operating expenses per throughput barrel (7)	$10.52	$10.07

Feedstocks:
Sweet crude oil	34%	36%
Heavy sour crude oil	36%	35%
Black wax crude oil	23%	22%
Other feedstocks and blends	7%	7%
Total	100%	100%

	Three Months Ended March 31,
	2020	2019
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Sales of produced refined products:
Gasolines	56%	54%
Diesel fuels	33%	34%
Fuel oil	3%	3%
Asphalt	5%	5%
LPG and other	3%	4%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	436,360	400,430
Refinery throughput (BPD) (2)	471,560	433,720
Sales of produced refined products (BPD) (3)	452,290	423,030
Refinery utilization (4)	95.5%	87.6%

Average per produced barrel (5)
Refinery gross margin	$11.32	$12.74
Refinery operating expenses (6)	6.30	6.95
Net operating margin	$5.02	$5.79

Refinery operating expenses per throughput barrel (7)	$6.04	$6.78

Feedstocks:
Sweet crude oil	42%	38%
Sour crude oil	29%	34%
Heavy sour crude oil	18%	16%
Black wax crude oil	4%	4%
Other feedstocks and blends	7%	8%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	53%
Diesel fuels	33%	32%
Jet fuels	4%	5%
Fuel oil	1%	2%
Asphalt	4%	3%
Base oils	2%	2%
LPG and other	3%	3%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)
Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

(4)	Represents crude charge divided by total crude capacity (“BPSD”). Our consolidated crude capacity is 457,000 BPSD.

(5)
Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7) Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

We acquired our Sonneborn business on February 1, 2019. For the three months ended March 31, 2019 our lubricants and specialty product operating results reflect the operations of our Sonneborn business for the period February 1, 2019 through March 31, 2019.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended March 31,
	2020	2019
Lubricants and Specialty Products
Throughput (BPD)	21,750	19,800
Sales of produced products (BPD)	36,800	34,770

Sales of produced products:
Finished products	47%	49%
Base oils	26%	26%
Other	27%	25%
Total	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” “Rack Forward” includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2020
Sales and other revenues	$164,829	$474,057	$(112,283)	$526,603
Cost of products sold	$180,600	$323,063	$(112,283)	$391,380
Operating expenses	$23,269	$30,862	$—	$54,131
Selling, general and administrative expenses	$5,363	$43,599	$—	$48,962
Depreciation and amortization	$10,867	$11,182	$—	$22,049
Income (loss) from operations	$(55,270)	$65,351	$—	$10,081
Income (loss) before interest and income taxes	$(55,270)	$65,560	$—	$10,290
EBITDA	$(44,403)	$76,742	$—	$32,339

Three months ended March 31, 2019
Sales and other revenues	$156,455	$444,342	$(107,463)	$493,334
Cost of products sold	$145,818	$350,662	$(107,463)	$389,017
Operating expenses	$29,560	$23,999	$—	$53,559
Selling, general and administrative expenses	$13,479	$26,240	$—	$39,719
Depreciation and amortization	$10,526	$9,645	$—	$20,171
Income (loss) from operations	$(42,928)	$33,796	$—	$(9,132)
Income (loss) before interest and income taxes	$(42,928)	$33,933	$—	$(8,995)
EBITDA	$(32,402)	$43,578	$—	$11,176

(1)	Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.

(2)
Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

(3)	Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax expense, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) acquisition integration and regulatory costs (iii) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt and (iv) incremental cost of products sold attributable to our Sonneborn inventory value step-up.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$(304,623)	$253,055
Add interest expense	22,639	36,647
Subtract interest income	(4,073)	(6,375)
Add (subtract) income tax expense (benefit)	(162,166)	87,505
Add depreciation and amortization	140,575	121,421
EBITDA	$(307,648)	$492,253
Add (subtract) lower of cost or market inventory valuation adjustment	560,464	(232,346)
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	14,656	—
Add acquisition integration and regulatory costs	1,297	12,552
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338
Adjusted EBITDA	$268,769	$281,797

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended March 31,
Refining Segment	2020	2019
	(In thousands)
Income (loss) from operations (1)	$(474,702)	$351,327
Add depreciation and amortization	90,179	74,415
EBITDA	(384,523)	425,742
Add (subtract) lower of cost or market inventory valuation adjustment	560,464	(232,346)
Adjusted EBITDA	$175,941	$193,396

(1) Income from operations of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2020
Income (loss) before interest and income taxes (1)	$(55,270)	$65,560	$10,290
Add depreciation and amortization	10,867	11,182	22,049
EBITDA	$(44,403)	$76,742	$32,339

Three months ended March 31, 2019
Income (loss) before interest and income taxes (1)	$(42,928)	$33,933	$(8,995)
Add depreciation and amortization	10,526	9,645	20,171
EBITDA	(32,402)	43,578	11,176
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338	9,338
Adjusted EBITDA	$(32,402)	$52,916	$20,514

(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended March 31,
	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$5.02	$5.79
Add average refinery operating expenses per produced barrel sold	6.30	6.95
Refinery gross margin per produced barrel sold	$11.32	$12.74
Times produced barrels sold (BPD)	452,290	423,030
Times number of days in period	91	90
Refining segment gross margin	$465,913	$485,046
Add (subtract) rounding	202	(176)
Total refining segment gross margin	466,115	484,870
Add refining segment cost of products sold	2,468,751	2,962,540
Refining segment sales and other revenues	2,934,866	3,447,410
Add lubricants and specialty products segment sales and other revenues	526,603	493,334
Add HEP segment sales and other revenues	127,854	134,497
Subtract corporate, other and eliminations	(188,778)	(177,994)
Sales and other revenues	$3,400,545	$3,897,247

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.30	$6.95
Times produced barrels sold (BPD)	452,290	423,030
Times number of days in period	91	90
Refining segment operating expenses	$259,298	$264,605
Add (subtract) rounding	(124)	(108)
Total refining segment operating expenses	259,174	264,497
Add lubricants and specialty products segment operating expenses	54,131	53,559
Add HEP segment operating expenses	34,981	37,513
Subtract corporate, other and eliminations	(19,941)	(23,977)
Operating expenses (exclusive of depreciation and amortization)	$328,345	$331,592

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, acquisition integration and regulatory costs, HEP's loss on early extinguishment of debt and incremental cost of products sold due to Sonneborn inventory value step-up. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(455,452)	$363,991
Income tax expense (benefit)	(162,166)	87,505
Net income (loss)	(293,286)	276,486
Less net income attributable to noncontrolling interest	11,337	23,431
Net income (loss) attributable to HollyFrontier stockholders	(304,623)	253,055

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	560,464	(232,346)
HEP's loss on early extinguishment of debt	25,915	—
Acquisition integration and regulatory costs	1,297	12,552
Incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338
Total adjustments to income (loss) before income taxes	587,676	(210,456)
Adjustment to income tax expense (1)	185,340	(50,595)
Adjustment to net income attributable to noncontrolling interest	11,259	—
Total adjustments, net of tax	391,077	(159,861)

Adjusted results - Non-GAAP:
Adjusted income before income taxes	132,224	153,535
Adjusted income tax expense (2)	23,174	36,910
Adjusted net income	109,050	116,625
Adjusted net income attributable to noncontrolling interest	22,596	23,431
Adjusted net income attributable to HollyFrontier stockholders	$86,454	$93,194
Adjusted earnings per share attributable to HollyFrontier stockholders - diluted (3)	$0.53	$0.54
Average number of common shares outstanding - diluted	161,873	172,239

(1)	Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended March 31,
	2020	2019
	(In thousands)

Non-GAAP income tax expense (2)	$23,174	$36,910
Subtract GAAP income tax expense (benefit)	(162,166)	87,505
Non-GAAP adjustment to income tax expense	$185,340	$(50,595)

(2)
Non-GAAP income tax expense is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share attributable to HollyFrontier stockholders - diluted is calculated as adjusted net income attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2020	2019
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$(455,452)	$363,991
Income tax expense (benefit)	$(162,166)	$87,505
Effective tax rate for GAAP financial statements	35.6%	24.0%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(18.1)%	0.1%
Effective tax rate for adjusted results	17.5%	24.1%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214-954-6510